Exhibit 99

FOR IMMEDIATE RELEASE
July 15, 2013

Cintas Corporation Announces Fiscal 2013 Results

CINCINNATI, July 15, 2013 -- Cintas Corporation (Nasdaq:CTAS) today reported results for its fourth quarter ended May 31, 2013. Revenue for the fourth quarter was $1.13 billion, representing a 7.2% increase compared to last year's fourth quarter. Organic growth, which adjusts for the impact of acquisitions, compared to last year's fourth quarter, was 6.2%. Net income increased 9.4% to $86.0 million as compared to $78.6 million in last year's fourth quarter. Earnings per diluted share (EPS) for the fourth quarter were $0.69, a 15.0% increase over the $0.60 EPS in last year's fourth quarter.

Scott D. Farmer, Chief Executive Officer, stated, “We are pleased to report another quarter of record revenue. In addition, our fourth quarter operating margin of 13.6% of revenue reflects the execution of our plan to sell profitable business, manage our cost structure and continuously improve the efficiency of our processes. These solid results conclude a successful year for Cintas achieved in large part by the hard work and dedication of our employees, who we call partners.”

For the fiscal year ended May 31, 2013, revenue was a record $4.32 billion, a 5.2% increase from the prior fiscal year. Adjusting for one less workday in this fiscal year compared to last fiscal year, revenue grew 5.6% over last fiscal year. Organic growth, which adjusts for the impact of acquisitions and the impact of one less workday compared to last fiscal year, was 4.9%. Net income increased 6.0% to $315.4 million compared to last fiscal year. EPS increased 11.0% to $2.52 as compared to last fiscal year.

Mr. Farmer added, “I am proud to report that we achieved record fiscal year sales and EPS in fiscal year 2013. It was the third consecutive fiscal year of double digit EPS growth. In addition, our balance sheet and cash flow remain very strong. As of May 31, 2013, cash and marketable securities totaled $358.0 million, and debt to EBITDA was 1.9 to one. Cash flow from operations for the fiscal year increased 17.6% to $552.7 million compared to last fiscal year.”

Mr. Farmer concluded, “While the U.S. economy has shown some signs of improvement in the past several months, much uncertainty remains. This uncertainty, due to a number of factors including the effect of the Affordable Care Act, continues to cause many of our customers to delay hiring and investment decisions. We have developed our fiscal 2014 expectations with this uncertain economic landscape in mind. We expect fiscal 2014 revenue to be in the range of $4.5 billion to $4.6 billion, and full year EPS to be in the range of $2.66 to $2.75. This guidance assumes no deterioration in the U.S. economy and does not consider any additional share buybacks. It does incorporate the impact of having one less workday in fiscal 2014 compared to fiscal 2013 and our current estimate of the impact of the Affordable Care Act on our cost structure during fiscal year 2014.”

About Cintas
Headquartered in Cincinnati, Cintas Corporation provides highly specialized services to businesses of all types primarily throughout North America. Cintas designs, manufactures and implements corporate identity uniform programs, and provides entrance mats, restroom supplies, promotional products, first aid, safety, fire protection products and services and document management services for over one million businesses. Cintas is a publicly held company traded over the Nasdaq Global Select Market under the symbol CTAS and is a component of the Standard & Poor's 500 Index.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “predicts,” “projects,” “plans,” “expects,” “intends,” “target,” “forecast,” “believes,” “seeks,” “could,” “should,” “may” and “will” or the negative versions thereof and similar words, terms and expressions and by the context in which they are used. Such statements are based upon current expectations of Cintas and speak only as of the date made. You should not place undue reliance on any forward-looking statement. We cannot guarantee that any forward-looking statement will be realized. These statements are subject to various risks, uncertainties, potentially inaccurate assumptions and other factors that could cause actual results to differ from those set forth in or implied by this Press Release. Factors that might cause such a difference include, but are not limited to, the possibility of greater than anticipated operating costs including energy and fuel costs, lower sales volumes, loss of customers due to outsourcing trends, the performance and costs of integration of acquisitions, fluctuations in costs of materials and labor including increased medical costs, costs and possible effects of union organizing activities, failure to comply with government regulations concerning employment discrimination, employee pay and benefits and employee health and safety, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, the cost, results and ongoing assessment of internal controls for financial reporting required by the Sarbanes-Oxley Act of 2002, disruptions caused by the inaccessibility of computer systems data, the initiation or outcome of litigation, investigations or other proceedings, higher assumed sourcing or distribution costs of products, the disruption of operations from catastrophic or extraordinary events, the amount and timing of repurchases of our common stock, if any, changes in federal and state tax and labor laws, the reactions of competitors in terms of price and service, the ultimate impact of the Affordable Care Act and the finalization of our financial statements for the year ended May 31, 2013. Cintas undertakes no obligation to publicly release any revisions to any forward-looking statements or to otherwise update any forward-looking statements whether as a result of new information or to reflect events, circumstances or any other unanticipated developments arising after the date on which such statements are made. A further list and description of risks, uncertainties and other matters can be found in our Annual Report on Form 10-K for the year ended May 31, 2012 and in our reports on Forms 10-Q and 8-K. The risks and uncertainties described herein are not the only ones we may face. Additional risks and uncertainties presently not known to us or that we currently believe to be immaterial may also harm our business.

For additional information, contact:
William C. Gale, Sr. Vice President-Finance and Chief Financial Officer - 513-573-4211
J. Michael Hansen, Vice President and Treasurer - 513-701-2079

 Cintas Corporation
Consolidated Condensed Statements of Income
(Unaudited)
(In thousands except per share data)

	Three Months Ended
	May 31, 2013	May 31, 2012	% Chng.
Revenue:
Rental uniforms and ancillary products	$785,018	$749,037	4.8%
Other services	344,068	304,545	13.0%
Total revenue	$1,129,086	$1,053,582	7.2%

Costs and expenses:
Cost of rental uniforms and ancillary products	$454,438	$424,940	6.9%
Cost of other services	207,433	184,774	12.3%
Selling and administrative expenses	313,344	303,036	3.4%

Operating income	$153,871	$140,832	9.3%

Interest income	$(51)	$(801)	(93.6)%
Interest expense	16,518	18,344	(10.0)%

Income before income taxes	$137,404	$123,289	11.4%
Income taxes	51,427	44,675	15.1%
Net income	$85,977	$78,614	9.4%

Per share data:
Basic earnings per share	$0.69	$0.60	15.0%
Diluted earnings per share	$0.69	$0.60	15.0%

Weighted average number of shares outstanding	122,392	128,788
Diluted average number of shares outstanding	123,103	129,040

Cintas Corporation
Consolidated Condensed Statements of Income
(In thousands except per share data)

	Twelve Months Ended
	May 31, 2013	May 31, 2012	% Chng.
Revenue:
Rental uniforms and ancillary products	$3,044,587	$2,912,261	4.5%
Other services	1,271,884	1,189,739	6.9%
Total revenue	$4,316,471	$4,102,000	5.2%

Costs and expenses:
Cost of rental uniforms and ancillary products	$1,756,297	$1,648,551	6.5%
Cost of other services	773,107	714,841	8.2%
Selling and administrative expenses	1,221,856	1,198,981	1.9%

Operating income	$565,211	$539,627	4.7%

Interest income	$(409)	$(1,942)	(78.9)%
Interest expense	65,712	70,625	(7.0)%

Income before income taxes	$499,908	$470,944	6.2%
Income taxes	184,466	173,307	6.4%
Net income	$315,442	$297,637	6.0%

Per share data:
Basic earnings per share	$2.53	$2.27	11.5%
Diluted earnings per share	$2.52	$2.27	11.0%

Weighted average number of shares outstanding	123,956	129,891
Diluted average number of shares outstanding	124,531	130,033

CINTAS CORPORATION SUPPLEMENTAL DATA

	Three Months Ended
	May 31, 2013	May 31, 2012
Rental uniforms and ancillary products gross margin	42.1%	43.3%
Other services gross margin	39.7%	39.3%
Total gross margin	41.4%	42.1%
Net margin	7.6%	7.5%

Depreciation and amortization	$48,251	$49,080
Capital expenditures	$44,687	$43,086

	Twelve Months Ended
	May 31, 2013	May 31, 2012
Rental uniforms and ancillary products gross margin	42.3%	43.4%
Other services gross margin	39.2%	39.9%
Total gross margin	41.4%	42.4%
Net margin	7.3%	7.3%

Depreciation and amortization	$189,377	$194,165
Capital expenditures	$196,486	$160,802

Debt / EBITDA	1.9	1.9

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

The press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. To supplement its consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company provides additional measures of revenue growth, debt and cash flow. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for future performance. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is shown below.

Computation of Workday Adjusted Revenue Growth

	Twelve Months Ended
	May 31, 2013	May 31, 2012	Growth %
	A	B	G
Revenue	$4,316,471	$4,102,000	5.2%
			G=(A-B)/B
	C	D
Workdays in the period	261	262

	E	F	H
Revenue adjusted for workday difference	$4,333,009	$4,102,000	5.6%
			H=(E-F)/F
	E=(A/C)*D	F=(B/D)*D
Management believes that Workday Adjusted Revenue Growth is valuable to investors because it reflects the revenue performance compared to a prior period with the same number of revenue generating days.

Computation of Debt to EBITDA

	As of
	May 31, 2013	May 31, 2012
Long-term debt	$1,309,166	$1,284,802
Letters of credit	85,775	85,716
Debt	$1,394,941	$1,370,518

	Twelve Months Ended
	May 31, 2013	May 31, 2012
Net Income	$315,442	$297,637

Add back:
Interest expense	65,712	70,625
Taxes	184,466	173,307
Depreciation	165,664	155,831
Amortization	23,713	38,334
EBITDA	$754,997	$735,734

Debt / EBITDA	1.9	1.9

Management believes the ratio of debt to earnings before interest, taxes, depreciation and amortization (EBITDA) is valuable to investors, particularly investors of the company's debt, because it is a common metric that reflects the company's earnings and cash flow available for debt service payments.

Computation of Free Cash Flow

	Twelve Months Ended
	May 31, 2013	May 31, 2012
Net Cash Provided by Operations	$552,748	$469,862
Capital Expenditures	$(196,486)	$(160,802)
Free Cash Flow	$356,262	$309,060
Management uses free cash flow to assess the financial performance of the Company.  Management believes that free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue, improve and grow business operations.

SUPPLEMENTAL SEGMENT DATA	Rental Uniforms and Ancillary Products	Uniform Direct Sales	First Aid, Safety and Fire Protection	Document Management	Corporate	Total
For the three months ended May 31, 2013
Revenue	$785,018	$124,717	$125,360	$93,991	$—	$1,129,086
Gross margin	$330,580	$38,472	$54,593	$43,570	$—	$467,215
Selling and administrative expenses	$213,044	$20,421	$40,716	$39,163	$—	$313,344
Interest income	$—	$—	$—	$—	$(51)	$(51)
Interest expense	$—	$—	$—	$—	$16,518	$16,518
Income (loss) before income taxes	$117,536	$18,051	$13,877	$4,407	$(16,467)	$137,404

For the three months ended May 31, 2012
Revenue	$749,037	$111,232	$108,895	$84,418	$—	$1,053,582
Gross margin	$324,097	$34,153	$46,119	$39,499	$—	$443,868
Selling and administrative expenses	$210,963	$21,246	$36,061	$34,766	$—	$303,036
Interest income	$—	$—	$—	$—	$(801)	$(801)
Interest expense	$—	$—	$—	$—	$18,344	$18,344
Income (loss) before income taxes	$113,134	$12,907	$10,058	$4,733	$(17,543)	$123,289

For the twelve months ended May 31, 2013
Revenue	$3,044,587	$461,328	$460,592	$349,964	$—	$4,316,471
Gross margin	$1,288,290	$134,985	$199,314	$164,478	$—	$1,787,067
Selling and administrative expenses	$835,249	$81,739	$156,232	$148,636	$—	$1,221,856
Interest income	$—	$—	$—	$—	$(409)	$(409)
Interest expense	$—	$—	$—	$—	$65,712	$65,712
Income (loss) before income taxes	$453,041	$53,246	$43,082	$15,842	$(65,303)	$499,908
Assets	$2,830,941	$152,551	$398,614	$605,573	$357,953	$4,345,632

For the twelve months ended May 31, 2012
Revenue	$2,912,261	$433,994	$415,703	$340,042	$—	$4,102,000
Gross margin	$1,263,710	$129,614	$178,465	$166,819	$—	$1,738,608
Selling and administrative expenses	$834,210	$80,577	$143,338	$140,856	$—	$1,198,981
Interest income	$—	$—	$—	$—	$(1,942)	$(1,942)
Interest expense	$—	$—	$—	$—	$70,625	$70,625
Income (loss) before income taxes	$429,500	$49,037	$35,127	$25,963	$(68,683)	$470,944
Assets	$2,770,491	$136,478	$362,128	$556,784	$339,825	$4,165,706

Cintas Corporation
Consolidated Balance Sheets
(In thousands except share data)

	May 31, 2013	May 31, 2012

ASSETS
Current assets:
Cash & cash equivalents	$352,273	$339,825
Marketable securities	5,680	—
Accounts receivable, net	496,049	450,861
Inventories, net	240,440	251,205
Uniforms and other rental items in service	496,752	452,785
Income taxes, current	9,102	22,188
Prepaid expenses	24,530	21,222
Total current assets	1,624,826	1,538,086

Property and equipment, at cost, net	986,703	952,587

Goodwill	1,517,560	1,485,375
Service contracts, net	92,153	76,822
Other assets, net	124,390	112,836
	$4,345,632	$4,165,706

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$121,029	$94,840
Accrued compensation and related liabilities	78,050	91,214
Accrued liabilities	271,821	261,442
Deferred tax liability	77,169	2,559
Long-term debt due within one year	8,187	225,636
Total current liabilities	556,256	675,691

Long-term liabilities:
Long-term debt due after one year	1,300,979	1,059,166
Deferred income taxes	210,483	204,581
Accrued liabilities	76,422	87,133
Total long-term liabilities	1,587,884	1,350,880

Shareholders’ equity:
Preferred stock, no par value: 100,000 shares authorized, none outstanding	—	—
Common stock, no par value: 425,000,000 shares authorized FY13: 174,786,010 issued and 122,281,507 outstanding FY12: 173,745,913 issued and 126,519,758 outstanding	186,332	148,255
Paid-in capital	109,822	107,019
Retained earnings	3,717,771	3,482,073
Treasury stock: FY13: 52,504,503 shares FY12: 47,226,155 shares	(1,850,556)	(1,634,875)
Other accumulated comprehensive income (loss):
Foreign currency translation	51,312	52,399
Unrealized loss on derivatives	(14,339)	(16,104)
Other	1,150	368
Total shareholders’ equity	2,201,492	2,139,135

	$4,345,632	$4,165,706

Cintas Corporation
Consolidated Condensed Statements of Cash Flows
(In thousands)

	Twelve Months Ended
	May 31, 2013	May 31, 2012
Cash flows from operating activities:
Net income	$315,442	$297,637

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	165,664	155,831
Amortization of intangible assets	23,713	38,334
Stock-based compensation	23,310	20,312
Deferred income taxes	48,023	56,727
Change in current assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(42,704)	(24,261)
Inventories, net	10,997	(2,330)
Uniforms and other rental items in service	(44,179)	(60,279)
Prepaid expenses	(3,281)	(1,496)
Accounts payable	25,023	(12,557)
Accrued compensation and related liabilities	(13,161)	11,625
Accrued liabilities	31,873	(20,371)
Income taxes payable	12,028	10,690
Net cash provided by operating activities	552,748	469,862

Cash flows from investing activities:
Capital expenditures	(196,486)	(160,802)
Proceeds from redemption of marketable securities	161,478	665,016
Purchase of marketable securities and investments	(178,464)	(585,655)
Acquisitions of businesses, net of cash acquired	(69,370)	(24,864)
Other, net	(1,339)	2,011
Net cash used in investing activities	(284,181)	(104,294)

Cash flows from financing activities:
Proceeds from issuance of debt	250,000	—
Repayment of debt	(225,636)	(1,323)
Proceeds from exercise of stock-based compensation awards	14,807	3,341
Dividends paid	(79,744)	(70,820)
Repurchase of common stock	(215,681)	(392,328)
Other, net	196	555
Net cash used in financing activities	(256,058)	(460,575)

Effect of exchange rate changes on cash and cash equivalents	(61)	(3,274)

Net increase (decrease) in cash and cash equivalents	12,448	(98,281)
Cash and cash equivalents at beginning of period	339,825	438,106
Cash and cash equivalents at end of period	$352,273	$339,825